As filed with the Securities and Exchange Commission on
August 19, 1998.
                                       Registration No. 033-53935
_________________________________________________________________
_________________________________________________________________
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
              POST-EFFECTIVE AMENDMENT NO. 1 TO S-8
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      USBANCORP, INC.
     (Exact name of registrant as specified in its charter)

      Pennsylvania                       25-1424278
(State of Incorporation)    (I.R.S. Employer Identification No.)

                      Main & Franklin Streets
                 Johnstown, Pennsylvania  15901
                        (814) 533-5300
  (Address and telephone number of principal executive offices)

              USBANCORP, Inc. 1991 Stock Option Plan
                    (Full Title of the Plan)

                                  With a copy to:
Terry K. Dunkle                   Jeffrey P. Waldron, Esquire
Chairman, President and Chief     Stevens & Lee
  Executive Officer               One Glenhardie Corporate Center
Main & Franklin Streets           1275 Drummers Lane
Johnstown, Pennsylvania  15901    Wayne, Pennsylvania  19087
(814) 533-5300                    (610) 293-4961

(Name, address and telephone
number of agent for service)
=================================================================
                 CALCULATION OF REGISTRATION FEE
=================================================================

                             Proposed    Proposed
                              Maximum     Maximum
   Title of       Amount      Offering   Aggregate     Amount of
Securities to      to be     Price Per    Offering   Registration
be Registered   Registered(1) Share(1)    Price(1)        Fee

Common Stock,     200,000      $23.25    $4,650,000     $1,410
$2.50 par value
 per share
=================================================================
(1) Amount to be registered is an additional 200,000 shares of Common Stock as approved for issuance under the 1991 Stock Option Plan at the 1998 Annual Meeting.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). Price per share represents the closing price for a share of Registrant's
     Common Stock on the Nasdaq Stock Market on August 14, 1998.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents are incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997.

     (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1998.

     (c)  All other reports filed by the Company pursuant to
          Section 13(a) or 15(d) of the Exchange Act since
          December 31, 1997.

     (d) The description of USBANCORP's common stock contained in its registration statement on Form 8-A filed with the Securities and Exchange Commission on November 13,
          1985.

     All documents subsequently filed by the Registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statements contained herein or in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Registration Statement, to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     See "Item 3.  Incorporation of Documents by Reference."

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the
<PAGE 2>
corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     Registrant's bylaws provide for (1) indemnification of directors, officers, employees and agents of the registrant and its subsidiaries and (2) the elimination of a director's liability for monetary damages, to the fullest extent permitted by Pennsylvania law.

     Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by the Registrant.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     4.1 Articles of Incorporation of USBANCORP, Inc., as amended (Incorporated by reference to Exhibit III to Registration Statement No. 2-79639 on Form S-14, Exhibits 4.2 and 4.3 to Registration Statement No. 33-685 on Form S-2, Exhibit 4.1 to Registration Statement No. 33-56604 on Form S-3,
               Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994, and Exhibit 3.1 to the Registrant's Form 10-Q for the quarter ended June 30, 1998).

     4.2       Bylaws of USBANCORP, Inc., as amended and restated
               (Incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994).

     5.        Opinion of Stevens & Lee.

     23.1      Consent of Arthur Andersen & Co.

     23.2 Consent of Stevens & Lee is contained in its opinion at Exhibit 5 of this Registration
               Statement.

     24        Power of Attorney of Directors and Officers
               (included on signature page).

     99        USBANCORP, Inc. 1991 Stock Option Plan, as
<PAGE 3>
               amended.

Item 9.   Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any additional or changed material information with respect to the plan of distribution.

          (2) That, for the purpose of determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering thereof.

          (3) To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the termination of the offering.

          Provided, however, that subparagraphs (a)(1)(i) and
(a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of a plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to

<PAGE 4>
security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 if under the Securities Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Johnstown, Commonwealth of Pennsylvania, on July 30, 1998.

                              USBANCORP, INC.

                              By /s/ Terry K. Dunkle
                                   Terry K. Dunkle,
                                   Chairman, President, and Chief
                                   Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

    Signature                  Title                 Date


/s/ Terry K. Dunkle        Chairman, President,   July 30, 1998
Terry K. Dunkle            and Chief Executive
                           Officer

/s/ Jeffrey A. Stopko      Senior Vice President  July 30, 1998
Jeffrey A. Stopko          and Chief financial
                           Officer

/s/ Jerome M. Adams        Director               July 30, 1998
Jerome M. Adams

/s/ Clifford A. Barton     Director               July 30, 1998
Clifford A. Barton

/s/ Michael F. Butler      Director               July 31, 1998
Michael F. Butler

/s/ James C. Dewar         Director               July 31, 1998
James C. Dewar

/s/ James M. Edwards, Sr.  Director               July 31, 1998
James M. Edwards, Sr.

/s/ Richard W. Kappel      Director               July 30, 1998
Richard W. Kappel

/s/ Margaret A. O'Malley   Director               July 31, 1998
Margaret A. O'Malley

/s/ Mark E. Pasquerilla    Director               July 31, 1998
Mark E. Pasquerilla

/s/ Jack Sevy              Director               July 30, 1998
Jack Sevy

/s/ Thomas C. Slater       Director               July 31, 1998
Thomas C. Slater

/s/ James C. Spangler      Director               July 31, 1998
James C. Spangler

/s/ Robert L. Wise         Director               July 31, 1998
Robert L. Wise

                          EXHIBIT INDEX

     4.1 Articles of Incorporation of USBANCORP, Inc., as amended (Incorporated by reference to Exhibit III to Registration Statement No. 2-79639 on Form S-14, Exhibits 4.2 and 4.3 to Registration Statement No. 33-685 on Form S-2, Exhibit 4.1 to Registration Statement No. 33-56604 on Form S-3,
               Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994, and Exhibit 3.1 to the Registrant's Form 10-Q for the quarter ended June 30, 1998).

     4.2       Bylaws of USBANCORP, Inc., as amended and restated
               (Incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994).

     5.        Opinion of Stevens & Lee.

     23.1      Consent of Arthur Andersen & Co.

     23.2 Consent of Stevens & Lee is contained in its opinion at Exhibit 5 of this Registration
               Statement.

     24        Power of Attorney of Directors and Officers
               (included on signature page).

     99 USBANCORP, Inc. 1991 Stock Option Plan, as amended.
  <PAGE 8>